Exhibit (d)(8)

AMENDMENT TO PLEDGE AGREEMENT

This AMENDMENT TO THE PLEDGE AGREEMENT dated as of May __, 2007 (this “Amendment”), is entered into by and between RCN Corporation (the “Company”), certain subsidiaries of RCN Corporation and HSBC Bank USA, National Association, in its capacity as the Collateral Agent (the “Collateral Agent”).

RECITALS:

WHEREAS, the Company, certain subsidiaries of the Company and the Collateral Agent entered into the Pledge Agreement dated as of December 21, 2004 (the “Pledge Agreement”) related to the Indenture between the Company and HSBC Bank USA, National Association in its capacity as Indenture Trustee, dated as of December 21, 2004, as amended by the First Supplemental Indenture, dated as of May 30, 2006 (as amended, the “Indenture”);

WHEREAS, Section 11.2 of the Indenture provides, among other things, that subject to certain restrictions, the Company, when authorized by a Board Resolution, may amend or supplement the Notes, the Security Documents (which includes the Pledge Agreement) or the Indenture with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding;

WHEREAS, the holders of not less than a majority in aggregate principal amount of the Notes outstanding have duly consented to the proposed amendments to the Pledge Agreement set forth in this Amendment, in accordance with the provisions of Article IX and Section 11.2 of the Indenture;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

1.    Capitalized Terms. All capitalized, undefined terms used in this Amendment shall have the meanings assigned thereto in the Indenture.

2.    Amendment to Section 20(a) to the Pledge Agreement. The last sentence of Section 20(a) of the Pledge Agreement is amended and restated in its entirety to read as follows:

"As used in this Agreement, 'Termination Date' shall mean the earlier of (i) the date upon which all Second-Lien Notes under the Second-Lien Note Indenture have been repaid in full and all other Obligations (other than indemnities described in Section 11 hereof and described in Sections 3.4, 8.6 and elsewhere of the Second-Lien Note Indenture, and any other indemnities set forth in any other Security Documents, in each case which are not then due and payable) then due and payable have been paid in full and (ii) the effective date of the Second Supplemental Indenture, dated as of May __, 2007, by and among the Borrower and the Second-Lien Trustee."

3.    No Representations. The recitals contained herein shall be taken as statements of the Company and the Collateral Agent assumes no responsibility for their correctness. The Collateral Agent makes no representations as to the validity or sufficiency of this Amendment.

4.    Effective Date. This Amendment is effective immediately upon the effective date of the Second Supplemental Indenture, dated as of the date hereof, by and among the Company and the Trustee.

5.    Governing Law. This Amendment shall be interpreted and construed in accordance with the laws of the State of New York.

6.    Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

7.    Descriptive Headings. Descriptive headings hereof are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Pledge Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

RCN CORPORATION, as an Assignor

By:
Name:
Title:

BRAINSTORM NETWORKS, INC., as a Guarantor

By:
Name:
Title:

HOT SPOTS PRODUCTIONS, INC., as a Guarantor

By:
Name:
Title:

ON TV, INC., as a Guarantor

By:
Name:
Title:

RCN-BECOCOM, LLC, as a Guarantor

By:
Name:
Title:

RCN CABLE TV OF CHICAGO, INC., as a Guarantor

By:
Name:
Title:

RCN ENTERTAINMENT, INC., as a Guarantor

By:
Name:
Title:

RCN FINANCE, LLC, as a Guarantor

By:
Name:
Title:

RCN FINANCIAL MANAGEMENT, INC., as a Guarantor

By:
Name:
Title:

RCN INTERNATIONAL HOLDINGS, INC., as a Guarantor

By:
Name:
Title:

RCN INTERNET SERVICES, INC., as a Guarantor

By:
Name:
Title:

RCN NEW YORK COMMUNICATIONS HOLDING COMPANY, INC., as a Guarantor

By:
Name:
Title:

RCN NEW YORK COMMUNICATIONS, LLC, as a Guarantor

By:
Name:
Title:

RCN TELECOM SERVICES, INC., as a Guarantor

By:
Name:
Title:

RCN TELECOM SERVICES OF ILLINOIS, LLC, as a Guarantor

By:
Name:
Title:

RCN TELECOM SERVICES OF MASSACHUSETTS, INC., as a Guarantor

By:
Name:
Title:

RCN TELECOM SERVICES OF PHILADELPHIA, INC., as a Guarantor

By:
Name:
Title:

RCN TELECOM SERVICES OF VIRGINIA, INC., as a Guarantor

By:
Name:
Title:

RCN TELECOM SERVICES OF WASHINGTON D.C., INC., as a Guarantor

By:
Name:
Title:

RFM 2, LLC, as a Guarantor

By:
Name:
Title:

RLH PROPERTY CORPORATION, as a Guarantor

By:
Name:
Title:

TEC AIR, INC., as a Guarantor

By:
Name:
Title:

21ST CENTURY TELECOM SERVICES, INC., as a Guarantor

By:
Name:
Title:

UNET HOLDING, INC., as a Guarantor

By:
Name:
Title:

STARPOWER COMMUNICATIONS, LLC, as a Guarantor

By:
Name:
Title:

Accepted and Agreed to:

HSBC BANK USA, NATIONAL ASSOCIATION, as Second-Lien Collateral Agent and Pledgee

By:
Name:
Title: